Exhibit 99.2

Iberdrola USA to Combine with UIL to Create a Leading,

Diversified Publicly-Traded Power and Utility Company

February 26, 2015

Important Information For Investors And Shareholders

Important Information For Investors And Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed transaction between

UIL Holdings Corporation (“UIL”) and Iberdrola USA, Inc. (“Iberdrola USA”). In connection with the proposed transaction between UIL and Iberdrola USA, Iberdrola USA intends to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, containing a proxy statement of UIL, that will also constitute a prospectus of Iberdrola USA.

UIL will mail the proxy statement/prospectus to UIL’s shareholders. UIL AND IBERDROLA USA URGE INVESTORS AND

SHAREHOLDERS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE, AS WELL AS OTHER DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. This communication is not a substitute for the registration statement, definitive proxy statement/prospectus or any other documents that Iberdrola USA or UIL may file with the SEC or send to shareholders in connection with the proposed transaction.

You may obtain copies of all documents filed with the SEC regarding this proposed transaction (when available), free of charge, at the SEC’s website (www.sec.gov). Copies of the documents filed with the SEC by UIL are available free of charge on UIL’s website at www.uil.com or by contacting UIL’s Investor Relations Department at 203-499-2409. Copies of the documents filed with the SEC by Iberdrola USA will be available free of charge on Iberdrola USA’s website at www.iberdrolausa.com or by contacting Iberdrola’s Investor Relations department at +34-91-784-2743.

Participants in Solicitation

UIL and its directors and executive officers, and Iberdrola USA and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of UIL common stock in respect of the proposed transaction.

Information about UIL’s executive officers and directors is set forth in UIL’s definitive proxy statement for its 2014 Annual Meeting of Shareholders, which was filed with the SEC on April 3, 2014. Other information regarding the interests of such individuals, as well as information regarding Iberdrola USA’s directors and executive officers, will be set forth in the joint proxy statement/prospectus, which will be included in Iberdrola USA’s registration on Form S-4 when it is filed with the SEC. You may obtain free copies of these documents as described in the preceding paragraph.

Forward Looking Statement and Additional Information

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements (as defined in the

Private Securities Litigation Reform Act of 1995). These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements. In addition, risks and uncertainties related to the proposed merger with Iberdrola USA include, but are not limited to, the expected timing and likelihood of completion of the pending merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the pending merger that could reduce anticipated benefits or cause the parties to abandon the transaction, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the possibility that UIL’s shareowners may not approve the merger agreement, the risk that the parties may not be able to satisfy the conditions to the proposed merger in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed merger, the risk that any announcements relating to the proposed merger could have adverse effects on the market price of UIL’s common stock, and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of UIL to retain and hire key personnel and maintain relationships with its suppliers, and on its operating results and businesses generally.

New factors emerge from time to time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the merger, will be more fully discussed in the joint proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that will be filed with the SEC in connection with the merger. Additional risks and uncertainties are identified and discussed in UIL’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Forward-looking statements included in this release speak only as of the date of this release. Neither UIL nor Iberdrola USA undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this release.

Additional Information and Where to Find It

This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This presentation may be deemed to be solicitation material in respect of the proposed transaction between UIL and Iberdrola USA. In connection with the proposed transaction, Iberdrola USA intends to file a registration statement on Form S-4, containing a proxy statement/prospectus with the Securities and

Exchange Commission (“SEC”). This presentation is not a substitute for the registration statement, definitive proxy statement/prospectus or any other documents that Iberdrola USA or UIL may file with the SEC or send to shareholders in connection with the proposed transaction. SHAREHOLDERS OF UIL ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Agenda

Transaction Overview & Strategic Rationale

Combined Business Profile

Transaction Structure & Financial Summary

Approval Timeline

Closing Remarks

Transaction Overview & Strategic Rationale

Combined Company Investment Highlights

Large, diversified power and utility company based in the Northeast

Seven regulated utility companies operating in four states; Second largest operating wind portfolio in the U.S.

~95% regulated or contracted on a gross margin basis

Growth plan focused on regulated investment and contracted renewables

$6.9Bn five-year regulated investment plan

~6.0 GW total renewable pipeline

Attractive total return proposition

Targeting annualized Combined Company EPS growth of ~10% through 2019

Dividend initially set at $1.728 per share annually; ~75% of 2016E guidance; Targeting 65%—75% payout ratio long-term

Strong investment grade balance sheet able to support investment pipeline without any new equity issuance projected

Access to a global power company with material resources that is committed to long-term ownership

Summary Transaction Overview

Total Value to

UIL Shareholders

Name / Listing

Ownership

Governance

Approvals

Transaction represents total value of $50.97 – $54.53 per share, a 20.4% – 28.8% premium to the closing price on February 25, 2015 and 15.3% – 23.3% premium to the average closing price over the last 30 calendar days(1) $40.47 – $44.03 per share in Combined Company common stock $10.50 per share in one-time cash payment

Iberdrola USA to be renamed and shares to be listed on the NYSE at closing

Combined Company to be owned 81.5% by Iberdrola, S.A. / 18.5% by UIL shareholders

James Torgerson to be Combined Company CEO

Combined Company to retain corporate offices in Connecticut and Massachusetts, as well as current Iberdrola USA offices in Maine and New York Board to consist of 3 UIL Directors (including one executive) and up to 9 additional Directors

Transaction requires UIL shareholder vote, approval of state regulators in Connecticut and

Massachusetts, and customary federal approvals Expect to close by year-end

Notes

1. Assuming FY2 and FY3 P/E multiples of 17.5x and 16.5x applied to midpoint of Combined Company 2016E and 2017E EPS guidance of $2.31 and $2.67 per share; Additional detail on pages 21 and 22

A Compelling Opportunity for UIL

Strategic Perspective

Immediately achieves the scale UIL desires in its long-term strategic plan

Expected equity value of ~$12.5 – $13.6 Billion, rate base of ~$8.3 Billion, ~3.1 Million gas and electric customers, and a ~6.5 GW primarily renewables portfolio

Accelerates UIL’s strategy to build a more diversified business consistent with desired risk profile

Increased regulatory diversity, with seven state-regulated gas and electric distribution utilities and FERC-regulated transmission in four states

Highly contracted U.S. renewables platform that owns the second largest operating wind portfolio in the U.S.

Enhances the size and diversification of UIL’s regulated and contracted investment portfolios

$6.9 Billion five-year regulated investment plan

~6.0 GW renewables development pipeline focused on contracted opportunities

A Compelling Opportunity for UIL

Financial Perspective

Expect the transaction to be immediately accretive to UIL’s balance sheet and cash flow profile

2014A Debt-to-EBITDA(1) improves from 4.4x to 2.4x

Allows Combined Company to aggressively pursue growth initiatives with no need for new public equity

Attractive shareholder value proposition

Ownership in a larger and more diversified utility company that is better positioned for long-term growth

Upfront cash payment of $10.50 per share

Targeting annualized Combined Company EPS growth of ~10% through 2019

Initial dividend per share set at UIL’s current $1.728 per share, supported by an improved balance sheet and cash flow profile

Accelerates utilization of Iberdrola USA’s net operating losses / tax benefits

Access to a global power company with material resources and best practices

Note

1. Based on unadjusted metrics; Excluding one-time items

Combined Business Profile

A Leading Power & Utility Company Based in the Northeast…

Geographic Footprint

Generation Transmission & Distribution

Wind UIL Service Territory

Solar Iberdrola USA Service Territory

Gas Gas Storage

Biomass Natural Gas / Propane

Combined Statistics

Combined

2014 Financial Statistics ($MM)

EBITDA(1)

413

1,576

1,989

Net Income(2)

130

446

576

Total Assets

5,112

25,249

30,361

Net Debt

1,665

2,563

4,228

2014 Operational Statistics

Electric Customers

0.3

1.9

2.2

(MM)

Gas Customers (MM)

0.4

0.6

0.9

Rate Base ($Bn)

2.2

6.1

8.3

Generation Capacity

(GW)

0.2

6.5

6.7

Note

1. UIL EBITDA adjusted to include $14.2MM in pre-tax adjustments to operating income

2. UIL Net Income adjusted to include $19.6MM in one-time items after tax

…With Attractive Scale and Diversification

Combined Company Organizational Structure

Combined Company

Unregulated

Regulated Businesses

Businesses

(~73% 2016E Combined Net Income)(1)

(~27% 2016E Combined

Net Income)(1)

New York State

United

Renewable

Electric & Gas

Illuminating

Generation

Rochester Gas

Southern

Gas Storage &

and Electric

Connecticut Gas

Energy

Management

Central Maine

Connecticut

Power

Natural Gas

Berkshire Gas

2016E Snapshot

Combined Net Income(1) Combined Net Income(1)

~95% Gross Margin Gas Storage

1%

Regulated or Renewables Contracted 26%

Electric Distribution 39%

Transmission

19% Gas Distribution 15%

Combined Rate Base

MA 1% Transmission ME

24%

26% NY 46%

Electric 53%

Gas CT 23% 27%

Note

1. Excludes corporate and eliminations income

Regulated Operations with Strong Geographic Fit

Regulated Footprint

Transmission & Distribution

UIL Service Territory

Iberdrola USA Service Territory

Customer Summary

Utility Customers (000’s)

Electric Gas

NYSEG 881 263

RG&E 371 307

CMP 600 -

UI 328 -

SCG — 190

CNG — 170

BGC — 39

Total 2,180 969

Robust and Diversified Regulated Capital Expenditure Plan

Combined Company Regulated Capital Expenditure Plan (1)

$ MM 2,000

1,759

75 11

1,587

101 10

1,500 83

1,500

10

75 82 200 75 140

1,261

62 11 176

1,050 70

1,000 14

67 225 741 627

73 463

239

349

500 172 298

299 217 205 242 371 374 321 233 257 0 2015 2016 2017 2018 2019 NYSEG RGE CMP UI SCG CNG BGC

$6.9Bn regulated capex spend plan / ~$1.4 Bn annually on average

Spend is diversified across utilities and type

48% in electric distribution capex across UI, NYSEG, RGE and CMP

33% in transmission capex across CMP and UI

19% in gas capex across SCG, CNG, BGC NYSEG and RGE

Largest utility only accounts for ~29% of total spend

Cumulative Capex Spend, 2015—2019

By Utility By Type

SCG BGC Gas Electric

6% 1% Distribution CNG NYSEG Transmission

5% 32% 20% 22% UI

14%

RGE 18%

Electric CMP

Distribution 34% 48%

Note

1. Excludes UIL corporate capital expenditures

Attractive Rate Base Diversification

2016E Average Rate Base by Utility 2016E Average Rate Base by Type

~$9.0 Billion Combined ~$9.0 Billion Combined

BGC SCG

1%

CNG 6% Gas

5% 23% NYSEG

27% UI

16%

Electric 53% RGE

CMP

19%

26% FERC Transmission 24%

Attractive Diversification Across Type and Geographic Footprint

Complementary Unregulated Operations Composed of Renewable Generation and Gas Storage



Generation
Wind
Solar
Gas
Biomass
Gas Storage
Natural Gas / Propane

Renewable Generation Portfolio

- Generation portfolio consists of approximately 6.5 GW
  - 5.8 GW of wind generation
  - 0.6 GW of thermal cogeneration assets
  - 50 MW of solar generation
- ~85% of wind and solar gross margin contracted under PPAs
- Weighted average tenor of ~10 years
- Pipeline of ~6GW, with a strong legacy of developing 3.4 GW over the past six years in North America

Gas Storage and Energy Management

- Owned gas storage business consists of 67.5 BCF
- Energy Management business consists of contracted gas storage, transportation and trading operations

UIL HOLDINGS

16

One of the Largest Operating Wind Portfolios in the U.S.

MW

12 Total Operating Capacity by Region, 2014

9.8 MISO

10 19% WECC

38%

8

PJM 16% NYISO

1%

5.8

6 ERCOT

NE-ISO

CAISO 12% 3% 11%

4 3.8

3.4

2.7 2.5

2 1.7 1.6 1.6 1.5

1.4 1.3 1.1 1.1

1.1

0

NEE Iberdrola Mid EDP E.ON Invenergy EME DUK BP EDF Terra-Gen EXC Enel AES Infigen USA(1) American (NRG) (NRG)

Source AWEA, 2013

Second Largest Operating Wind Platform in the U.S. by Capacity

Note

1. Iberdrola USA data as of 2014; All other companies as of 2013

Transaction Structure & Financial Summary

Transaction Structure and Key Events

Transaction Steps Post Transaction Structure

Iberdrola USA Stock & UIL Shareholders Iberdrola, S.A. UIL Shareholders

Cash

81.5% Combined 18.5%

Company

Iberdrola Merger

Sub Merger UIL Holdings

Regulated Unregulated

Businesses Businesses

Key Transaction Elements

UIL shareholder to receive 1 share in Iberdrola USA and one-time cash payment for each share of UIL

– Consideration expected to be tax-free for UIL shareholders and cash consideration expected to be taxable at the appropriate capital gains rate

UIL to merge into Merger Sub of Iberdrola USA and become part of the Regulated Utility Business of Combined Company

Iberdrola USA to be renamed and shares to be listed on the NYSE at closing

Combined Company to be owned 81.5% by Iberdrola, S.A. / 18.5% by UIL shareholders

Financial Benefits to UIL Shareholders

Premium to current market price represented by the cash payment provides locked-in value for UIL Shareholders

Retained 18.5% ownership is in a larger and more diversified power and utility company that is better positioned for long-term growth

Targeting annualized Combined Company EPS growth of ~10% through 2019

Combined Company dividend will be initially set at UIL’s current $1.728 per share

Represents a ~75% payout ratio of combined 2016E EPS guidance; targeting 65% to 75% payout ratio long term

Improved balance sheet and cash flow profile expected to support strong investment grade ratings

2014A Combined Debt to EBITDA improves from 4.4x to 2.2x Share in any Combined Company potential value enhancements

Ability to avoid future UIL standalone equity issuance

Accelerate utilization of Iberdrola USA’s tax benefits

Combined Company Guidance

2016 2017

Net Income $700MM – $730MM $800MM – $850MM

EPS $2.26 – $2.36 $2.59 – $2.75

Targeting Annualized Combined Company EPS growth of ~10% through 2019

Compelling Value to UIL Shareholders

Equity Ownership

Each UIL Shareholder to receive one share of Combined Company 18.5% pro forma ownership of Combined Company

One-time Cash Payment

Each UIL Shareholder to receive $10.50 per share as a cash payment

=

Total Value to UIL Shareholders

2016E 2017E

Combined Company Net Income

Guidance $700MM – 730MM $800 – 850MM

Midpoint of Net Income Guidance $715MM $825MM

Indicative P/E Multiple (1) 17.5x 16.5x

Implied Equity Value $12,513MM $13,613MM

Equity Value Per Share (2) $40.47 $44.03

Cash Payment Per Share (2) $10.50 $10.50

= =

Total Value Received Per Share (2) $50.97 $54.53

Implied 2015 P/E Multiple (3) 21.0x 22.4x

Implied Premium to Current (4) 20.4% 28.8%

Notes

1. Based on median of multiples as of February 24, 2015 for select integrated utility peers such as Alliant Energy, DTE Energy, CMS Energy, NextEra, and Wisconsin Energy

2. Per share calculations based on UIL’s current share count of 57.2 million shares and 18.5% pro forma ownership, implying a pro forma share count of 309.2 million shares

3. Based on IBES 2015 Median EPS estimate of $2.43

4. Based on UIL closing price as of February 25, 2015 of $42.33

Transaction Timing & Next Steps

Required Approvals

Majority of UIL shareholders

Connecticut and Massachusetts state regulatory approval Customary federal approvals Expect to close by year-end

Closing Remarks

Combined Company Investment Highlights

Large, diversified power and utility company based in the Northeast

Seven regulated utility companies operating in four states; Second largest operating wind portfolio in the U.S.

~95% regulated or contracted on a gross margin basis

Growth plan focused on regulated investment and contacted renewables

$6.9Bn five-year regulated investment plan

~6 GW total renewable pipeline

Attractive total return proposition

Targeting annualized Combined Company EPS growth of ~10% through 2019

Dividend initially set at $1.728 per share annually; ~75% of 2016E guidance; Targeting 65%—75% payout ratio long-term

Strong investment grade balance sheet able to support investment pipeline without any new equity issuance projected

Access to a global power company with material resources that is committed to long-term ownership

Q&A